EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WILLIAMS ENERGY PARTNERS L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Williams Energy Partners L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Williams Energy Partners L.P.

SECOND: Articles I and III of the Certificate of Limited Partnership shall be amended as follows:

I. The name of the limited partnership is:

Magellan Midstream Partners, L.P.

III. The name and mailing address of the general partner is as follows:

Magellan GP, LLC

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

Attn: Lonny E. Townsend, General Counsel

THIRD: This Certificate of Amendment to the Certificate of Limited Partnership of Williams Energy Partners L.P. shall be effective September 1, 2003.

IN WITNESS WHEREOF, the undersigned executed this Certificate of Amendment to the Certificate of Limited Partnership on this 12th day of August, 2003.

WILLIAMS ENERGY PARTNERS L.P.

By:	WEG GP LLC, its general partner

By:	/s/ SUZANNE H. COSTIN

Name:	Suzanne H. Costin
Title:	Secretary

AMENDMENT TO THE CERTIFICATE OF

LIMITED PARTNERSHIP

OF

WILLIAMS ENERGY PARTNERS L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of WILLIAMS ENERGY PARTNERS L.P., pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is WILLIAMS ENERGY PARTNERS L.P.

SECOND: Article III of the Certificate of Limited Partnership shall be amended as follows: WILLIAMS GP LLC withdraws as general partner of WILLIAMS ENERGY PARTNER L.P. WEG GP LLC is admitted as the new general partner of WILLIAMS ENERGY PARTNERS L.P. The mailing address of WEG GP LLC is as follows:

One Williams Center

Tulsa, Oklahoma 74172

Attn: Craig Rich, General Counsel

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 15th day of November, A.D. 2002.

WEG GP LLC General Partner

By:	/s/ Craig R. Rich

Craig R. Rich Authorized Person

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WILLIAMS ENERGY PARTNERS L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I.	The name of the limited partnership is:

WILLIAMS ENERGY PARTNERS L.P.

II.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III.	The name and mailing address of each partner is as follows:

Williams Energy Services	Williams GP LLC
One Williams Center	One Williams Center
Tulsa, OK 74172	Tulsa, OK 74172

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of WILLIAMS ENERGY PARTNERS L.P. this 30th day of August, 2000.

WILLIAMS ENERGY SERVICES Limited Partner

By:	/s/ STEVEN J. MALCOLM

Authorized Person

WILLIAMS GP LLC General Partner

By:	/s/ STEVEN J. MALCOLM

Authorized Person